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                                                                     EXHIBIT 1.1

                                 July 19, 1995


Soliciting Dealer



Dear Sirs:

         The undersigned, Benton Oil and Gas Company, a Delaware corporation ("Benton"), is seeking your assistance in connection with the solicitation of tenders and votes in connection with an exchange offer made by Benton to the Benton Oil & Gas Combination Partnership 1989-1, L.P., the Benton Oil & Gas Combination Partnership 1990-1, L.P. and the Benton Oil & Gas Combination Partnership 1991-1, L.P. (collectively referred to as the "Partnerships"). Benton hereby confirms with you the agreement set forth below:

         1. ENGAGEMENT OF SOLICITING DEALER. Soliciting Dealer is hereby engaged to solicit tenders of units in the Partnerships and consents to the Proposal as set forth in the Prospectus dated ________________________________, 1995.

         2. SOLICITATION. Soliciting Dealer agrees to use its best efforts in the solicitation set forth above with the primary purpose to encourage participation by partners in the Partnerships, whether such partners vote in favor of or against the Proposal and whether or not they tender their units in the Exchange Offer.

         3. SOLICITATION MATERIAL. No sales or other literature may be used by Soliciting Dealer other than the Prospectus dated ______________ _________ unless such literature is approved in writing by Benton and is delivered to a partner concurrently with a copy of the Prospectus.

         4. PAYMENT OF FEES. Soliciting Dealer shall be entitled to receive a fee from Benton equal to 2% of the aggregate exchange value of units held by partners who return a completed Letter of Transmittal (whether the partner votes for or against the Proposal, such entitlement being evidenced by the appearance of the Soliciting Dealer's name on the Letter of Transmittal in the space provided for that purpose.

         5. PAYMENT. Payment will be made within 5 days of the Closing Date of the Exchange Offer.

         6. INDEMNIFICATION. Benton will indemnify and hold Soliciting Dealer and each person, if any, who controls the Soliciting Dealer within the meaning of either the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts") against any losses, claims, damages or liabilities, joint or several, to which Soliciting Dealer or such controlling person may become subject, under either of the Acts, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof, arise out of or are based upon and are caused by any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon and are caused by the omission or alleged omission to state therein a material fact required to be stated
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therein or necessary to make the statements therein not misleading, and will reimburse Soliciting Dealer and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Provided, however, that Benton shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are out of or are based upon any untrue statement or alleged omission made in the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information provided to Benton by Soliciting Dealer for use in the preparation thereof. This indemnity agreement will be in addition to any liability which Benton may otherwise have.

         Soliciting Dealer will indemnify and hold harmless Benton, and each person, if any, who controls Benton within the meaning of either of the Acts, against any losses, claims, damages or liabilities, joint or several, to which Benton, or any such controlling person may become subject, under either of the Acts, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon and are caused by any unauthorized conduct or action on Soliciting Dealer's part in connection with its duties and obligations hereunder or arise out of or are based upon and cause by any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in the Prospectus, or such amendment or such supplement, in reliance upon and in conformity with written information furnished to Benton by Soliciting Dealer specifically for use in the preparation thereof or statements or representations made by Soliciting Dealer that are not consistent with the information disclosed in the Prospectus; and will reimburse Benton, and each controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability claims, losses or damages resulting from offers or sales by any person or entity other than Soliciting Dealer.

         Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, by the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or to other expenses subsequently incurred by such indemnified party in connection with the defense thereof to other than reasonable costs of investigation.
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         7. INDEMNITIES TO SURVIVE CLOSING.  The respective indemnities, agreements, representations and other statements of Benton and of Soliciting Dealer set forth in or made in writing pursuant to this agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Soliciting Dealer, Benton or any controlling person and will survive the closing of the Exchange Offer and Benton, Soliciting Dealer or any controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

         8. GOVERNING LAW. This agreement will be governed by and construed in accordance with the laws of the state of California.

         9. NOTICES. All communications hereunder will be in writing and if sent to Soliciting Dealer will be mailed and delivered or faxed and confirmed to it at ___________________________________________; or if sent to Benton will be mailed, delivered or faxed and confirmed to: Benton Oil and Gas Company, 1145 Eugenia Place, Suite 200, Carpenteria, California 93013.

         If the foregoing is in accordance with Soliciting Dealer's understanding of our agreement, sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with it's terms.

                                                Very truly yours,

                                                Benton Oil and Gas Company



                                                By:
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        The foregoing agreement is hereby confirmed and accepted by us as of the date first above written.

                                                Soliciting Dealer

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                                                By:
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